AMENDMENT NO. 4
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Fourth Amendment”) dated as of April 18, 2012, is by and among AMERIGAS PROPANE, L.P., a Delaware limited partnership (the “Borrower”), AMERIGAS PROPANE, INC., a Pennsylvania corporation (the “General Partner”), the lenders from time to time party to the Credit Agreement (collectively, the “Lenders”; individually, a “Lender”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Agent”).

WITNESSETH:

WHEREAS, the Borrower, the General Partner, the Agent, and the Lenders are parties to that certain Credit Agreement, dated as of June 21, 2011, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of November 25, 2011, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of January 12, 2012, and as further amended by that certain Amendment No. 3 to Credit Agreement and Amendment No. 1 to Consent, dated as of April 3, 2012 (as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”; terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement);

WHEREAS, the Borrower and the General Partner have requested that the Agent and the Lenders agree to revise the Credit Agreement to, among other things, amend the Consolidated MLP Total Leverage Ratio;

WHEREAS, the Agent and the Lenders have agreed to make such revisions on the terms and conditions set forth in this Fourth Amendment;

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Amendment. Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

1.01.	Financial Covenants

(a)	Section 10.1 shall be deleted in its entirety and replaced with the following:

“(a) As of the end of each fiscal quarter through the fiscal quarter ending March 31, 2013, permit the Consolidated MLP Total Leverage Ratio to be greater than 5.5 to 1.00 and (b) as of the end of any fiscal quarter after the fiscal quarter ending March 31, 2013, permit the Consolidated MLP Total Leverage Ratio to be greater than 5.25 to 1.00.”

Section 2. Representations and Warranties. The Borrower and the General Partner represent and warrant to the Agent and each Lender that:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Fourth Amendment.

(b) This Fourth Amendment has been duly executed and delivered by the Borrower or General Partner, as applicable, and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance of this Fourth Amendment.

(d) The representations and warranties set forth in Article VII of the Credit Agreement (in the case of Sections 7.1 through 7.27, relating to the Borrower and the Subsidiary Guarantors and in the case of Sections 7.1 through 7.6, 7.9 through 7.11, 7.21, 7.22, 7.23, 7.25, 7.27 and 7.28, relating to the General Partner) are true and correct in all material respects on the date hereof as if made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier time or date, in which case they shall have been true and correct in all material respects as of such earlier time or date) and as if each reference in said Article VII to “this Agreement” includes reference to this Fourth Amendment and the Credit Agreement as amended by this Fourth Amendment.

(e) There has occurred since December 31, 2011, no event or circumstance that has resulted in, or presents a reasonable likelihood of having, a Material Adverse Effect.

(f) No Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof (before and after giving effect to the Fourth Amendment).

(g) There are no set-offs or defenses against the Notes, the Credit Agreement as amended by this Fourth Amendment or any other Loan Document.

Section 3. Conditions Precedent. The effectiveness of this Fourth Amendment is subject to the satisfaction of the following conditions precedent:

3.01. Execution. This Fourth Amendment shall have been executed and delivered by the Borrower, the General Partner, the Agent and the Lenders, and the Guarantor Consent attached hereto (the “Guarantor Consent”) shall have been executed and delivered by each Guarantor.

3.02. Officer’s Certificate. A certificate from a Responsible Officer of the General Partner to the effect that (A) all representations and warranties of the Credit Parties contained in the Credit Agreement, this Fourth Amendment and the other Loan Documents are true, correct and complete in all material respects (except for those representations and warranties that are already qualified by materiality or Material Adverse Effect, which shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in the Credit Agreement and the other Loan Documents; (C) after giving effect to the transactions contemplated by this Fourth Amendment, no Default or Event of Default has occurred and is continuing; and (D) to the extent the Borrower requests a Loan on the date hereof, that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.2 of the Credit Agreement.

3.03. Certificate of Secretary of each Credit Party. A certificate of the Secretary or Assistant Secretary of the General Partner certifying as to the incumbency and genuineness of the signature of each officer of the General Partner executing (or other Person authorized by the General Partner to execute) Loan Documents to which it or the Borrower is a party and certifying that (A) there has been no amendment to the articles or certificate of incorporation or formation of the General Partner and the Borrower since the date on which such documents were most recently delivered to the Agent and to the Lenders, (B) there has been no amendment to the bylaws or other governing document of the General Partner and the Borrower since the date on which such documents were most recently delivered to the Agent and to the Lenders, (C) attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or other governing body) of the General Partner authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which the General Partner and the Borrower are a party, and (D) to the extent the Borrower requests a Loan on the date hereof, attached thereto is a true, correct and complete copy of each certificate required to be delivered pursuant to Section 6.1(b)(iii) of the Credit Agreement.

3.04. Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization.

3.05. Opinions of Counsel. A favorable opinion of Morgan, Lewis & Bockius, LLP addressed to the Agent and the Lenders with respect to the Credit Parties, the Fourth Amendment, the Loan Documents and such other matters as the Agent or its counsel shall request.

3.06. Ownership of the General Partner and the Borrower. The organizational structure and corporate structure of the General Partner, the Borrower and their respective Subsidiaries shall be as previously disclosed to the Agent.

3.07. Financial Projections. The Agent shall have received (A) projections prepared by management of the General Partner, of balance sheets, income statements and cash flow statements of MLP and its Subsidiaries on a quarterly basis for Fiscal Year 2012 and Fiscal Year 2013 and (B) projections prepared by management of the General Partner, of balance sheets, income statements and cash flow statements of MLP and its Subsidiaries on an annual basis for Fiscal Year 2014 and Fiscal Year 2015.

3.08. Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent. The Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Fourth Amendment.

3.09. Patriot Act. The MLP, the Borrower and each of the Subsidiary Guarantors shall have provided to the Agent and the Lenders the documentation and other information requested by the Agent in order to comply with requirements of the Act.

3.10. Payment at Closing. The Borrower shall have paid (A) to the Agent, the Arranger and the Lenders the fees set forth or referenced in that certain Fee Letter dated as of April 18, 2012 and executed by the Borrower and the General Partner and any other invoiced, accrued and unpaid fees or commissions due and (B) all reasonable and documented fees, charges and disbursements of counsel to the Agent (directly to such counsel if requested by the Agent) to the extent invoiced, accrued and unpaid prior to or on the date hereof.

Section 4. General. References (i) in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder,” “hereof” and words of like import referring to the Credit Agreement), and (ii) in the other Loan Documents to “the Credit Agreement” and “the Agreement” (and indirect references such as “thereunder,” “thereof” and words of like import referring to the Credit Agreement) shall be deemed to be references to the Credit Agreement as amended by this Fourth Amendment.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement and all other Loan Documents shall remain unchanged and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Fourth Amendment by telefacsimile or by email in portable document format (“.pdf”) shall constitute delivery of a manually executed counterpart of this Fourth Amendment. This Fourth Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

AMERIGAS PROPANE, L.P.

By:	AMERIGAS PROPANE, INC., as General Partner

By: /s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Treasurer

GENERAL PARTNER:

AMERIGAS PROPANE, INC.

By: /s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as

Agent and as a Lender

By: /s/ Frederick W. Price
Name: Frederick W. Price
Title: Managing Director

BRANCH BANKING AND TRUST COMPANY,

as a Lender

By: /s/ Glenn A. Page

Name: Title:	Glenn A. Page Senior Vice President

CITIBANK, N.A.,

as a Lender

By: /s/ Todd Mogil

Name: Title:	Todd Mogil Vice President

JPMORGAN CHASE BANK, N.A.,

as a Lender

By: /s/ Helen D. Davis

Name: Title:	Helen D. Davis Vice President

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Meredith Jermann

Name: Title:	Meredith Jermann Vice President

CITIZENS BANK OF PENNSYLVANIA,

as a Lender

By: /s/ Leslie D. Broderick

Name: Title:	Leslie D. Broderick Senior Vice President

THE BANK OF NEW YORK MELLON,

as a Lender

By: /s/ Richard K. Fronapfel, Jr.

Name: Title:	Richard K. Fronapfel, Jr. Vice President

COMPASS BANK,

as a Lender

By: /s/ David C. Moriniere

Name: Title:	David C. Moriniere Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By: /s/ Derek Lynch

Name: Title:	Derek Lynch Banking Officer

SOVEREIGN BANK, N.A., formerly known as Sovereign Bank, as a Lender

By: /s/ Robert D. Lanigan

Name: Title:	Robert D. Lanigan SVP

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Bill O’Daly

Name: Title:	Bill O’Daly Director

By: /s/ Sanja Gazahi
Name: Sanja Gazahi
Title: Associate

GUARANTOR CONSENT

Each of the undersigned hereby acknowledges receipt of the foregoing Fourth Amendment and hereby acknowledges and reaffirms that the Guaranty Agreement to which it is a party shall remain in full force and effect and is hereby ratified and confirmed in all respects notwithstanding the execution of such Fourth Amendment and the consummation of the transactions described or otherwise contemplated therein. Each of the undersigned hereby acknowledges, confirms and ratifies its obligations under such Guaranty Agreement and that the same are valid and binding obligations upon it. Each of the undersigned further acknowledges that it possesses no defense, offset, counterclaim, or cross-claim whatsoever to the enforcement of such Guaranty Agreement.

Date: April 18, 2012

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AMERIGAS PROPANE, INC.

By: /s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Treasurer

HERITAGE OPERATING, L.P.

By: Heritage Operating GP, LLC,

its General Partner

By: AmeriGas Partners, L.P., sole managing

member of Heritage Operating GP, LLC

By: AmeriGas Propane, Inc., General Partner of AmeriGas Partners, L.P.

By: /s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Treasurer

TITAN PROPANE LLC

By: /s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Treasurer